As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3911080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

222 Jacobs Street, Suite 200

Cambridge, MA 02141

(844) 304-2048

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N. Anthony Coles, M.D.

Chief Executive Officer

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, MA 02141

(844) 304-2048

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Cable Arthur R. McGivern Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Scott M. Akamine John Mei Cerevel Therapeutics Holdings, Inc. 222 Jacobs Street, Suite 200 Cambridge, MA 02141

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Debt Securities
Warrants
Units
Total	$750,000,000	N/A	$750,000,000	$69,525

(1)

There are being registered hereunder, an indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities, warrants to purchase common stock, and units, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $750,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of computing the registration fee. The proposed maximum offering price per unit and proposed maximum aggregate offering price for each type of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $750,000,000 of our common stock, preferred stock, debt securities, warrants to purchase our common stock, and/or units from time to time in one or more offerings; and

•

a sale agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of up to $250,000,000 of our common stock that may be issued and sold from time to time under an Open Market Sale AgreementSM, or the Sale Agreement, with Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus to the base prospectus. The sale agreement prospectus supplement immediately follows the base prospectus. The $250,000,000 of common stock that may be offered, issued and sold under the sale agreement prospectus supplement is included in the $750,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sale Agreement, any portion of the $250,000,000 included in the sale agreement prospectus supplement that is not sold pursuant to the Sale Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares of common stock are sold under the Sale Agreement, the full $750,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2021

PROSPECTUS

$750,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell up to $750,000,000 aggregate dollar amount of our common stock, preferred stock, debt securities, warrants to purchase our common stock, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that will be determined at the time of the offering and which will be set forth in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.

You should carefully read this prospectus, the applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus, before you invest.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CERE.” On November 5, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $44.61 per share.

Our principal executive office is located at 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, and our telephone number is (844) 304-2048.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2, the applicable prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock, preferred stock, debt securities, warrants to purchase our common stock, and/or units, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities in this offering.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or the applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

As used in this prospectus, unless the context indicates otherwise, the terms “us,” “our,” “Cerevel,” “we,” “company” and similar designations refer to Cerevel Therapeutics Holdings, Inc. and, where appropriate, its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and described under the section titled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•

the format, likelihood of success, cost and timing of our clinical trials and other product development activities, including the design of clinical trials and preclinical studies, the timing of initiation and completion of clinical trials and related preparatory work and the timing and outcome of regulatory interactions;

•	our ability to recruit and enroll suitable patients in our clinical trials;

•	the potential attributes and benefits of our product candidates;

•	our ability to obtain and maintain regulatory approval for our product candidates, and any related restrictions, limitations or warnings in the label of an approved product candidate;

•	our ability to obtain funding for our operations, including funding necessary to complete further development, approval and, if approved, commercialization of our product candidates;

•	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expense and capital expenditure requirements;

•	the potential for our business development efforts to maximize the potential value of our portfolio;

•	our ability to identify, in-license or acquire additional product candidates;

•	our ability to maintain the Pfizer License Agreement underlying our product candidates;

•	our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing for our product candidates;

•	our ability to obtain and maintain intellectual property protection for our product candidates and the duration of such protection;

•	our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacturing our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in partnership with others;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	regulatory developments in the United States and foreign countries;

•	the impact of laws, regulations, accounting standards, regulatory requirements, judicial decisions and guidance issued by authoritative bodies;

•	our ability to attract and retain key scientific, medical, commercial or management personnel;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our financial performance;

•	the ability to recognize the anticipated benefits of our business combination and the tavapadon financing transaction; and

•	the effect of COVID-19 on the foregoing.

The forward-looking statements contained or incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” and elsewhere in this prospectus, our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

THE COMPANY

We are a clinical-stage biopharmaceutical company pursuing a targeted approach to neuroscience that combines a deep understanding of disease-related biology and neurocircuitry of the brain with advanced chemistry and central nervous system, or CNS, target receptor selective pharmacology to discover and design new therapies. We seek to transform the lives of patients through the development of new therapies for neuroscience diseases, including schizophrenia, epilepsy and Parkinson’s disease. Our “ready-made” pipeline of 11 small molecule programs, which includes six clinical-stage product candidates, was developed through over a decade of research and investment by Pfizer Inc., or Pfizer, and was supported by an initial capital commitment from an affiliate of Bain Capital and a keystone equity position from Pfizer. We are advancing our extensive and diverse pipeline with numerous clinical trials underway, including three Phase 3 trials and an open-label safety extension trial for tavapadon in Parkinson’s as well as a Phase 2 trial in focal epilepsy and a Phase 1 trial in acute anxiety for darigabat. In addition, in June 2021, we announced positive topline results for CVL-231 in our Phase 1b trial in schizophrenia and plan to advance CVL-231 with a comprehensive Phase 2 development program. We have built a highly experienced team of senior leaders and neuroscience drug developers who combine a nimble, results-driven biotech mindset with the proven expertise of large pharmaceutical company experience and capabilities in drug discovery and development.

Our portfolio of product candidates is based on a differentiated understanding of the neurocircuitry of CNS diseases, as well as the key pillars of our targeted approach to neuroscience: (i) receptor-drug interactions at the atomic level to achieve targeted receptor subtype selectivity, (ii) orthosteric and allosteric chemistry to achieve ideal receptor pharmacology and (iii) robust packages of preclinical and clinical data that elucidate the key points of differentiation for our compounds. Our rational design approach uses measured and calculated structural and surface charge information from the target protein combined with high-resolution crystallography data, computational homology models, screening of single-residue mutant proteins, indirect solution-phase imaging techniques and other biophysical measurements to glean key molecular-level information about the interaction between a target protein and our product candidates. These insights then drive structure-informed design of subsequent molecules. Due to our understanding of the specificity and dynamic range of neural networks and how to modulate them, we believe that our product candidates have the potential to achieve optimal therapeutic activity while minimizing unintended side effects of currently available therapies.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of net proceeds. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our securities does not purport to be complete and is subject to our certificate of incorporation and bylaws and the provisions of applicable law. Copies of our certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capitalization

General

The total amount of our authorized share capital consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in our certificate of incorporation or by applicable law, the holders of common stock are not entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware, or the DGCL.

Dividend rights. Subject to any other provisions of our certificate of incorporation, as it may be amended from time to time, holders of shares of common stock are entitled to receive ratably, in proportion to the number of shares of common stock held by them, such dividends and other distributions in cash, stock or property when, as and if declared thereon by our board of directors from time to time out of our assets or funds legally available therefor.

Rights upon liquidation. Subject to the rights of holders of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of shares of common stock and the holders of shares of any other class or series ranking equally with the shares of common stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Other rights. No holder of shares of common stock is entitled to preemptive or subscription rights contained in our certificate of incorporation or bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of preferred stock with preferential rights that we may issue in the future.

Preferred Stock

Our board of directors has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of common stock, restricting dividends on our capital stock, diluting the voting power of the common stock, impairing the liquidation rights of our capital stock or delaying or preventing a change in control of us.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances and the terms and conditions of an existing registration and shareholder rights agreement, or the Registration and Shareholder Rights Agreement, the number of directors of our board of directors shall be fixed solely and exclusively by resolution duly adopted from time to time by our board of directors.

Under our bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to our board of directors.

Except as the DGCL or the Registration and Shareholder Rights Agreement may otherwise require, and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on our board of directors, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.

Subject to the rights, if any, of any series of our preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of not less than two-thirds of the outstanding voting stock then entitled to vote at an election of directors. Any such director proposed to be removed from office is entitled to advance written notice as described in our certificate of incorporation. Subject to the terms and conditions of the Registration and Shareholder Rights Agreement, in case our board of directors or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, our certificate of incorporation and to any bylaws adopted and in effect from time to time; provided, however, that no bylaws so adopted will invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.

Notwithstanding the foregoing, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to our preferred stock.

Quorum

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our certificate of incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of our stockholders, for any purpose or purposes, may be called only (i) by a majority of our board of directors or (ii) at any time when no annual meeting has been held for a period of thirteen months after our last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of our bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than 10 or more than sixty days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

Our bylaws also provide that unless otherwise restricted by our certificate of incorporation or bylaws, any action required or permitted to be taken at any meeting of our board of directors or of any committee thereof may be taken without a meeting, if all members of our board of directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our board of directors or committee.

In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Our certificate of incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then outstanding shares of our stock entitled to vote thereon and the affirmative vote of at least 66 2/3% of the outstanding shares of each class entitled to vote thereon as a class:

•	the provisions regarding the size of our board of directors and the election of directors pursuant to the Registration and Shareholder Rights Agreement;

•	the provisions prohibiting stockholder actions without a meeting;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding removal of directors;

•	the provisions regarding the limited liability of our directors; or

•	the provisions regarding the election not to be governed by Section 203 of the DGCL.

Our bylaws may be amended or repealed (i) by the affirmative vote of a majority of the entire board of directors then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of our board of directors) or (ii) without the approval of the board of directors, by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock entitled to vote on such amendment or repeal, voting as a single class, provided that if our board of directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, then such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting as a single class.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

(i)	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

(ii)

the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

(iii)

the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under our certificate of incorporation, we opted out of Section 203 of the DGCL and therefore are not subject to Section 203. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our certificate of incorporation provides that (i) investment funds affiliated with Bain Capital Investors, LLC or Bain Capital Life Sciences Investors, LLC and their respective successors, transferees and affiliates or (ii) any person whose ownership of shares in excess of the 15% limitation set forth therein is the result of any action taken solely by us (provided, that such person shall be an “interested stockholder” if such thereafter such person acquires additional shares of voting stock of us, except as a result of further corporate actions not caused by such person) do not constitute “interested stockholders” for purposes of this provision.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of us or any of its subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 10 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

Our bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, actions to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws and actions asserting a claim against us governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel; provided, however, that the foregoing provisions will not apply to any claims arising under the Exchange Act or the Securities Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

In addition, our bylaws require that, unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. We have chosen the United States District Court for the District of Massachusetts as the exclusive forum for such Securities Act causes of action because our principal executive offices are located in Cambridge, Massachusetts.

This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Securities Exchange Act of 1934, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CERE.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement will describe the specific terms of any debt securities offered through that prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries, if any at such time, to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We plan to evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	if applicable, a discussion of certain material U.S. federal income tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants to purchase common stock in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements. We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity in any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

•

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market offerings,” negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Cerevel Therapeutics Holdings, Inc. appearing in Cerevel Therapeutics Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is https://www.cerevel.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 24, 2021;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2021;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021,  August  11, 2021 and November 10, 2021, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on January 21, 2021, April 13, 2021, April 21, 2021, June 16, 2021, June 29, 2021, July 2, 2021, July 30, 2021 and September 21, 2021; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 4, 2020, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2020.

All documents that we file (but not documents or parts of documents that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, MA 02141

(844) 304-2048

Attention: Corporate Secretary

$750,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

                    , 2021

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2021

PROSPECTUS SUPPLEMENT

Up to $250,000,000

Common Stock

We have entered into an Open Market Sale AgreementSM, or the Sale Agreement, with Jefferies LLC, or Jefferies, dated November 10, 2021, relating to the sale of shares of our common stock, par value $0.0001 per share. In accordance with the terms of the Sale Agreement, under this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through Jefferies, acting as our agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CERE.” On November 5, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $44.61 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to a commission of up to 3.0% of the gross sales price per common share sold under the Sale Agreement. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page SA-10 for additional information regarding the compensation to be paid to Jefferies.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement beginning on page SA-4, and under similar headings in the documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is                , 2021.

Prospectus Supplement

ABOUT THIS SALE AGREEMENT PROSPECTUS SUPPLEMENT

This prospectus supplement relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (i) this sale agreement prospectus supplement, which describes the specific details regarding this offering; and (ii) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement. We have not, and Jefferies has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, and the documents incorporated by reference in this prospectus supplement, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, and the documents incorporated by reference in this prospectus, in their entirety before making an investment decision.

This prospectus supplement, the accompanying base prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

As used in this prospectus, unless the context indicates otherwise, the terms “us,” “our,” “Cerevel,” “we,” the “company” and similar designations refer to Cerevel Therapeutics Holdings, Inc. and, where appropriate, its consolidated subsidiaries.

All trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus supplement is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

SALE AGREEMENT PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, our business, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying base prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus supplement, and under similar headings in the other documents incorporated by reference into this prospectus supplement in their entirety before making an investment decision.

Overview

We are a clinical-stage biopharmaceutical company pursuing a targeted approach to neuroscience that combines a deep understanding of disease-related biology and neurocircuitry of the brain with advanced chemistry and central nervous system, or CNS, target receptor selective pharmacology to discover and design new therapies. We seek to transform the lives of patients through the development of new therapies for neuroscience diseases, including schizophrenia, epilepsy and Parkinson’s disease. Our “ready-made” pipeline of 11 small molecule programs, which includes six clinical-stage product candidates, was developed through over a decade of research and investment by Pfizer Inc., and was supported by an initial capital commitment from an affiliate of Bain Capital and a keystone equity position from Pfizer Inc. We are advancing our extensive and diverse pipeline with numerous clinical trials underway, including three Phase 3 trials and an open-label safety extension trial for tavapadon in Parkinson’s as well as a Phase 2 trial in focal epilepsy and a Phase 1 trial in acute anxiety for darigabat. In addition, in June 2021, we announced positive topline results for CVL-231 in our Phase 1b trial in schizophrenia and plan to advance CVL-231 into a comprehensive Phase 2 development program. We have built a highly experienced team of senior leaders and neuroscience drug developers who combine a nimble, results-driven biotech mindset with the proven expertise of large pharmaceutical company experience and capabilities in drug discovery and development.

Our portfolio of product candidates is based on a differentiated understanding of the neurocircuitry of CNS diseases, as well as the key pillars of our targeted approach to neuroscience: (i) receptor-drug interactions at the atomic level to achieve targeted receptor subtype selectivity, (ii) orthosteric and allosteric chemistry to achieve ideal receptor pharmacology and (iii) robust packages of preclinical and clinical data that elucidate the key points of differentiation for our compounds. Our rational design approach uses measured and calculated structural and surface charge information from the target protein combined with high-resolution crystallography data, computational homology models, screening of single-residue mutant proteins, indirect solution-phase imaging techniques and other biophysical measurements to glean key molecular-level information about the interaction between a target protein and our product candidates. These insights then drive structure-informed design of subsequent molecules. Due to our understanding of the specificity and dynamic range of neural networks and how to modulate them, we believe that our product candidates have the potential to achieve optimal therapeutic activity while minimizing unintended side effects of currently available therapies.

Emerging Growth Company and Smaller Reporting Company Status

We are currently an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act, or the JOBS Act, and a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. As such, we are eligible for, have taken and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies and/or smaller reporting companies for as long as we continue to be an emerging growth company and/or a smaller reporting company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the

Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

As of June 30, 2021, the last business day of our most recently completed second fiscal quarter, the market value of our common stock that was held by non-affiliates exceeded $700.0 million, and as of December 31, 2021, we will have been public for more than one year and filed at least one annual report. As a result, we will lose our emerging growth company status and our smaller reporting company status as of the end of the current fiscal year ending December 31, 2021, and we will be subject to certain requirements that apply to other public companies but did not previously apply to us due to our status as an emerging growth company, including the provisions of Section 404(b) of the Sarbanes-Oxley Act, which require that our independent registered public accounting firm provides an attestation report on the effectiveness of our internal control over financial reporting.

Corporate Information

The mailing address for our principal executive office is 222 Jacobs Street, Suite 200, Cambridge, MA 02141, and our telephone number is (844) 304-2048. Our website address is http://www.cerevel.com. The information contained in or accessible from our website is not incorporated into this prospectus supplement, and you should not consider it part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $250,000,000.

Common stock to be outstanding after this offering	Up to 152,740,093 shares (as more fully described in the notes following this table), assuming sales of 5,604,125 shares of our common stock in this offering at an offering price of $44.61 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on November 5, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to our sales agent, Jefferies. See “Plan of Distribution” on page SA-10 of this prospectus supplement.

Use of proceeds	We currently intend to use any net proceeds from this offering, together with our existing cash and cash equivalents, (i) to fund our clinical and preclinical research and development programs and (ii) for working capital and other general corporate purposes. See “Use of Proceeds” on page SA-7 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” on page SA-4 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement.

Nasdaq Capital Market symbol	“CERE”

The number of shares of our common stock to be outstanding immediately after this offering is based on 147,135,968 shares of common stock outstanding as of September 30, 2021, and excludes:

•	16,276,721 shares of common stock issuable upon exercise of options outstanding as of September 30, 2021, with a weighted-average exercise price of $9.11 per share;

•	28,540 shares of common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2021;

•	11,793,324 shares of common stock reserved for future issuance as of September 30, 2021 under the Cerevel Therapeutics Holdings, Inc. 2020 Equity Incentive Plan, or the 2020 Plan; and

•

2,886,574 shares of common stock reserved for future issuance as of September 30, 2021 under the Cerevel Therapeutics Holdings, Inc. Amended and Restated 2020 Employee Stock Purchase Plan, or the ESPP.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of stock options or vesting of restricted stock units after September 30, 2021.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described below and the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, each of which is incorporated by reference in its entirety, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement and the information contained in our other filings with the SEC, which are incorporated by reference in this prospectus supplement in their entirety. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering and Our Common Stock

We will have broad discretion in how we use the net proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. As a result, investors will be relying upon our management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The offering price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 5,604,125 shares of our common stock are sold at a price of $44.61 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 5, 2021, for aggregate gross proceeds of approximately $250.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $38.91 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2021, after giving effect to this offering, and the assumed public offering price. In the past, we issued options with exercise prices significantly below the assumed public offering price and may issue additional options or restricted stock units in the future. To the extent these options are ultimately exercised or restricted stock units ultimately vest, investors purchasing common stock in this offering will sustain further dilution. Further, because we will need to raise additional capital to fund our future activities, we may in the future issue substantial amounts of common stock or securities convertible into or exchangeable for common stock. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sale Agreement.

Subject to certain limitations in the Sale Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the Sale Agreement. The number of shares that are sold through Jefferies after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Jefferies in any applicable placement notice and the demand for our common stock. Because this offering can be terminated at any time and the price per share of each share sold pursuant to the Sale Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sale Agreement.

Sales of common stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or a committee thereof, and any restrictions we may place in any applicable placement notice delivered to Jefferies, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement and/or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, including the documents incorporated by reference in this prospectus supplement, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement may include, for example, statements about:

•

the format, likelihood of success, cost and timing of our clinical trials and other product development activities, including the design of clinical trials and preclinical studies, the timing of initiation and completion of clinical trials and related preparatory work and the timing and outcome of regulatory interactions;

•	our ability to recruit and enroll suitable patients in our clinical trials;

•	the potential attributes and benefits of our product candidates;

•	our ability to obtain and maintain regulatory approval for our product candidates, and any related restrictions, limitations or warnings in the label of an approved product candidate;

•	our ability to obtain funding for our operations, including funding necessary to complete further development, approval and, if approved, commercialization of our product candidates;

•	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expense and capital expenditure requirements;

•	the potential for our business development efforts to maximize the potential value of our portfolio;

•	our ability to identify, in-license or acquire additional product candidates;

•	our ability to maintain our license agreement with Pfizer Inc. underlying our product candidates;

•	our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing for our product candidates;

•	our ability to obtain and maintain intellectual property protection for our product candidates and the duration of such protection;

•	our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacturing our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in partnership with others;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	regulatory developments in the United States and foreign countries;

•	the impact of laws, regulations, accounting standards, regulatory requirements, judicial decisions and guidance issued by authoritative bodies;

•	our ability to attract and retain key scientific, medical, commercial or management personnel;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our financial performance;

•	the ability to recognize the anticipated benefits of our business combination and the tavapadon financing transaction;

•	our expected use of the net proceeds from this offering; and

•	the effect of COVID-19 on the foregoing.

The forward-looking statements contained or incorporated by reference in this prospectus supplement are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” and elsewhere in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as well as our other filings with the SEC which are incorporated by reference into this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $250,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sale Agreement with Jefferies as a source of financing.

We currently intend to use any net proceeds from this offering, together with our existing cash and cash equivalents, (i) to fund our clinical and preclinical research and development programs and (ii) for working capital and other general corporate purposes.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions.

We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Due to uncertainties inherent in the product development process, it is difficult to estimate the exact amounts of the net proceeds that will be used for any particular purpose. The amounts and timing of the expenditures may vary significantly, depending upon numerous factors, including the results of our research and development efforts, the timing and success of clinical trials, the timing and success of regulatory submissions and unforeseen cash needs. Accordingly, our management will have broad discretion in using the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending the uses described above, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

DILUTION

Our historical net tangible book value as of September 30, 2021 was approximately $629.1 million, or $4.28 per share. Net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is net tangible book value divided by the total number of shares of common stock outstanding as of September 30, 2021.

After giving effect to the assumed sale of 5,604,125 shares of our common stock in this offering at an assumed offering price of $44.61 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 5, 2021, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $871.1 million, or $5.70 per share. This represents an immediate increase in net tangible book value of $1.43 per share to existing stockholders and immediate dilution of $38.91 per share to investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $250,000,000 is sold at the assumed public offering price of $44.61 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 5, 2021. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$44.61
Historical net tangible book value per share as of September 30, 2021	$4.28
Increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$1.43

As adjusted net tangible book value per share as of September 30, 2021, after giving effect to this offering		$5.70

Dilution per share to investors purchasing our common stock in this offering		$38.91

An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $44.61 per share shown in the table above, assuming all of our common stock in the aggregate amount of $250,000,000 during the term of the Sale Agreement is sold at that price, would increase our as adjusted net tangible book value per share after giving effect to this offering to $5.71 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $39.90 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $44.61 per share shown in the table above, assuming all of our common stock in the amount of $250,000,000 during the term of the Sale Agreement is sold at that price, would decrease our as adjusted net tangible book value per share after giving effect to this offering to $5.70 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $37.91 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

To the extent that outstanding options or restricted stock units outstanding as of September 30, 2021 have been or may be exercised or settled or other shares, options or restricted stock units issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock to be outstanding immediately after this offering is based on 147,135,968 shares of common stock outstanding as of September 30, 2021, and excludes:

•	16,276,721 shares of common stock issuable upon exercise of options outstanding as of September 30, 2021, with a weighted-average exercise price of $9.11 per share;

•	28,540 shares of common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2021;

•	11,793,324 shares of common stock reserved for future issuance as of September 30, 2021 under the 2020 Plan; and

•	2,886,574 shares of common stock reserved for future issuance as of September 30, 2021 under the ESPP.

PLAN OF DISTRIBUTION

We have entered into the Sale Agreement with Jefferies, under which we may offer and sell our shares of common stock from time to time through Jefferies acting as agent. Pursuant to this prospectus, we may offer and sell up to $250,000,000 of our shares of common stock. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the Sale Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sale Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sale Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or ongoing expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $500,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the Nasdaq Capital Market on the day following each day on which our shares of common stock are sold under the Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sale Agreement will terminate as permitted therein.

This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sale Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Cerevel Therapeutics Holdings, Inc. appearing in Cerevel Therapeutics Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is https://www.cerevel.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement. Our website address is included in this prospectus supplement as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for information superseded by information contained in this prospectus supplement itself or in any subsequently filed incorporated document. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 24, 2021;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2021;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021, August 11, 2021 and November 10, 2021, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on January 21, 2021, April 13, 2021, April 21, 2021, June 16, 2021, June 29, 2021, July 2, 2021, July 30, 2021 and September 21, 2021; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 4, 2020, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2020.

All documents that we file (but not documents or parts of documents that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date on which the registration statement that includes this prospectus supplement was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and prior to the completion or termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, MA 02141

(844) 304-2048

Attention: Corporate Secretary

Up to $250,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

            , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown, except the SEC registration fee and FINRA filing fee, are estimates.

Amount
SEC registration fee	$69,525
FINRA filing fee	$113,000
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Trustee fees and expenses	*
Printing fees and expenses	*
Miscellaneous	*

Total	*

*

These fees are calculated based on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL. We currently maintain insurance policies under which, subject to the limitations of the policies, our directors and officers are insured against liability for actions taken in their capacity as directors and officers.

As permitted under Section 102(b)(7) of the DGCL, our certificate of incorporation provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of unlawful dividend payments or stock redemptions or repurchases under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our certificate of incorporation further provides that any amendment, repeal or modification of the provision in our certificate of incorporation limiting a director’s liability, either by our stockholders or an amendment to the DGCL, will not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.

Our bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that such person is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Our bylaws also provide that we will advance expenses to such person in connection with a legal proceeding, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide that we will indemnify each of such directors and executive officers to the fullest extent permitted by law and our certificate of incorporation and bylaws.

Item 16.	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2	Open Market Sale AgreementSM, dated November 10, 2021, by and between Cerevel Therapeutics Holdings, Inc. and Jefferies LLC

3.1	Certificate of Incorporation of Cerevel Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K, filed with the SEC on March 24, 2021)

3.2	By-laws of Cerevel Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s Annual Report on Form 10-K, filed with the SEC on March 24, 2021)

4.1	Subscription Agreement, by and between ARYA Sciences Acquisition Corp II and BC Perception Holdings, LP, dated July 29, 2020 (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on July 30, 2020)

4.2	Amended and Restated Registration and Shareholder Rights Agreement, dated as of October 27, 2020, by and among Cerevel Therapeutics Holdings, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on November 2, 2020)

4.3	Waiver, dated January 20, 2021, by and among Cerevel Therapeutics Holdings, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on January 21, 2021)

4.4*	Form of Preferred Stock Certificate

4.5*	Form of Certificate of Designations

4.6*	Form of Warrant Agreement and Certificate

4.7*	Form of Unit Agreement and Unit Certificate

4.8	Form of Senior Indenture between Cerevel Therapeutics Holdings, Inc. and one or more trustees to be named

4.9	Form of Subordinated Indenture between Cerevel Therapeutics Holdings, Inc. and one or more trustees to be named

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of Goodwin Procter LLP relating to the sale agreement prospectus

23.1	Consent of Ernst & Young LLP

23.2	Consent of Goodwin Procter LLP (included as part of Exhibits 5.1 and 5.2)

24.1	Power of Attorney (included on signature page)

25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

*

To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on November 10, 2021.

CEREVEL THERAPEUTICS HOLDINGS, INC.

/s/ N. Anthony Coles
By:	N. Anthony Coles
Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of N. Anthony Coles, Scott Akamine and Mark Bodenrader, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ N. Anthony Coles N. Anthony Coles	Chairperson of the Board, Director, and Chief Executive Officer (Principal Executive Officer)	November 10, 2021

/s/ Mark Bodenrader Mark Bodenrader	Chief Accounting Officer and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 10, 2021

/s/ Morris Birnbaum Morris Birnbaum	Director	November 10, 2021

/s/ Marijn Dekkers Marijn Dekkers	Director	November 10, 2021

/s/ Douglas Giordano Douglas Giordano	Director	November 10, 2021

/s/ Christopher Gordon Christopher Gordon	Director	November 10, 2021

/s/ Adam Koppel Adam Koppel	Director	November 10, 2021

Signature	Title	Date

/s/ Norbert Riedel Norbert Riedel	Director	November 10, 2021

/s/ Gabrielle Sulzberger Gabrielle Sulzberger	Director	November 10, 2021

/s/ Ruth McKernan Ruth McKernan	Director	November 10, 2021

/s/ Deval Patrick Deval Patrick	Director	November 10, 2021

/s/ Deborah Baron Deborah Baron	Director	November 10, 2021